EXHIBIT 3.1
                                                                     -----------

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                               DIRECT FOCUS, INC.
                               -----------------

         Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation's Articles of Incorporation:

1.       The name of the corporation is Direct Focus, Inc.

2.       The text of the amendment as adopted is as follows:

                                    ARTICLE I

                                      NAME

         THE NAME OF THIS CORPORATION IS THE NAUTILUS GROUP, INC.

3. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4. The date of adoption of such amendment by the Board of Directors was April 15, 2002.

5. Pursuant to RCW 23B.10.020(5), shareholder action is not required in connection with the amendment.

6.       The amendment shall be effective at 12:01 a.m. on May 21, 2002.

         DATED this 8th day of May, 2002.

                                                DIRECT FOCUS, INC.


                                                By:   /s/ Brian R. Cook
                                                -----------------------
                                                Brian R. Cook, Chief Executive
                                                Officer